UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 19, 2009

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 19, 2009, Elecsys Corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement") to acquire MBBS, S.A. of Cortaillod, Switzerland ("MBSS") from BSN Systems, Inc. of Irvine California ("BSN").  Under the terms of the Agreement, the Company will acquire all of the capital stock of MBSS from BSN in exchange for 175,000 shares of the Company's common stock.  Additional performance related consideration may be earned over the next five years.  The acquisition is subject to certain closing conditions and is expected to close by June 16, 2009. A copy of the press release announcing the transaction is furnished under Item 1.01 of this Form 8-K as Exhibit 99.1.

Item 3.02                      Unregistered Sales of Equity Securities.

As described above, the Company is obligated pursuant to the terms of the Agreement to issue 175,000 shares of its common stock to BSN in exchange for all of the capital stock of MBSS.  The Company believes the transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act on the grounds that the transaction did not involve a public offering.

Item 9.01                      Financial Statements and Exhibits.

(c)           EXHIBITS.  The following exhibits are filed herewith:

99.1           Press Release dated March 19, 2009.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has  duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECSYS CORPORATION
Date: March 19, 2009	By:	/s/ Karl Gemperli
Karl Gemperli
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                  Description

          99.1                            Press release dated March 19, 2009.